UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                         Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant under §240.14a-12

MEDALLION FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

April 30, 2021

Dear Medallion Financial Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Medallion Financial Corp. to be held on June 17, 2021, at 10:00 a.m., Eastern Time. Due to the ongoing public health impact of the COVID-19 pandemic, this year’s Annual Meeting of Shareholders will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting of Shareholders, vote your shares electronically and submit questions during the meeting by visiting the unique link provided to you following registration. In order to attend the Annual Meeting, you must register before 11:59 p.m. Eastern Time on June 14, 2021 at http://viewproxy.com/Medallionfinancial/2021/. To participate, you will need to login using the credentials provided to you following registration. You will not be able to attend the Annual Meeting of Shareholders in person. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in for pre-registered shareholders will begin promptly at 9:30 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

Additional information regarding attending the Annual Meeting, voting your shares, business to be conducted at the meeting and submitting questions can be found in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote over the Internet, by telephone or by mailing a completed proxy card as an alternative to voting at the meeting. Voting by one of these methods will ensure that your shares will be represented at the Annual Meeting.

Thank you for your cooperation.

Sincerely,

ALVIN MURSTEIN

Chairman of the Board of Directors and Chief Executive Officer

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 17, 2021

The Annual Meeting of Shareholders, or the Annual Meeting, of Medallion Financial Corp. (except where the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Medallion Financial Corp.) will be held on June 17, 2021 at 10:00 a.m., Eastern Time, via live webcast at the unique link provided to shareholders following registration to consider and act upon the following matters:

1.	To elect two directors to serve until the 2024 Annual Meeting of Shareholders;

2.	To ratify the selection of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2021;

3.	To vote on a non-binding advisory resolution to approve the 2020 compensation of the Company’s named executive officers, as described in the accompanying proxy statement; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 19, 2021 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting on a reasonably accessible electronic network and the information required to access such list will be provided with the notice of the meeting. All shareholders are cordially invited to attend the Annual Meeting virtually.

Important Notice Regarding the Availability of

Proxy Materials for the Shareholder

Meeting to be Held on June 17, 2021

The proxy statement and 2020 Annual Report to shareholders are available at: https://www.proxydocs.com/MFIN

By Order of the Board of Directors,

MARISA T. SILVERMAN

Secretary

New York, New York

April 30, 2021

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD YOU RECEIVED IN THE MAIL. FOR DETAILED INFORMATION REGARDING VOTING INSTRUCTIONS, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING / HOW CAN I VOTE MY SHARES WITHOUT VIRTUALLY ATTENDING THE MEETING?” ON PAGE 4 OF THE PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE MEETING VIRTUALLY AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING AT THE MEETING.

2021 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page

OTHER MATTERS OF BUSINESS	46

FORM 10-K	46

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS	46

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

June 17, 2021

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting to be held on June 17, 2021 and at any adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. Eastern Time via live webcast at the unique link provided to shareholders following registration. In order to attend the Annual Meeting, you must register before 11:59 p.m. Eastern Time on June 14, 2021 http://viewproxy.com/Medallionfinancial/2021/. The date of the mailing of this proxy statement and accompanying proxy is on or about April 30, 2021. All shares of common stock will be voted in accordance with the shareholders’ instructions.

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, by participating virtually at the meeting or by proxy, of a majority of the shares of common stock outstanding on April 19, 2021 will constitute a quorum. If the accompanying proxy is properly signed and timely returned to American Stock Transfer & Trust Company, LLC and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote:

(i)	FOR each of the Board of Directors’ nominees;

(ii)	FOR the ratification of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2021;

(iii)	FOR the approval of a non-binding advisory resolution to approve the 2020 compensation of the Company’s named executive officers, as described in this proxy statement; and

(v)	if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting virtually and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

VOTING SECURITIES AND VOTES REQUIRED

On April 19, 2021, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, an aggregate of 25,033,738 shares of our common stock, $0.01 par value per share, or Common Stock, were outstanding and entitled to vote. Shareholders are entitled to one vote per share.

The presence at the meeting, by participating in the virtual meeting or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. A plurality of the votes cast is required for the election of directors. A majority of the votes cast is required for all other matters. Abstentions and broker non-votes will be considered as present for quorum purposes but will not be counted as votes cast. Abstentions and broker non-votes will have no effect on the matters to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

Q:	WHY IS THIS YEAR’S ANNUAL MEETING BEING HELD AS A VIRTUAL-ONLY MEETING?

A:

This year’s Annual Meeting is being held as a virtual-only meeting due to the ongoing public health impact of the ongoing COVID-19 pandemic and to support the health and well-being of our shareholders, employees and community members. Holding the Annual Meeting as a virtual-only meeting allows us to reach the broadest number of shareholders while maintaining our commitment to health and safety.

Q.	HOW CAN I ATTEND THE ANNUAL MEETING VIRTUALLY?

A.

In order to attend the Annual Meeting, you must register before 11:59 p.m. Eastern Time on June 14, 2021 at http://viewproxy.com/Medallionfinancial/2021/. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting the unique link provided to you following registration. To participate in the virtual meeting, you will need to login using the credentials provided to you following registration. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in for pre-registered shareholders will begin promptly at 9:30 a.m. Eastern Time, and you should allow ample time for the online check-in procedures.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please email technical support at VirtualMeeting@viewproxy.com.

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:

Our Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place virtually on June 17, 2021. As a shareholder, you are invited to attend the Annual Meeting virtually and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2020 Annual Report, including our 2020 consolidated financial statements, is also enclosed.

Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

In accordance with the Securities and Exchange Commission rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice of Availability of Proxy Materials to our shareholders of record and beneficial shareholders as of April 19, 2021, which is the record date for the Annual Meeting.

Q:	WHAT WILL BE VOTED ON AT THE MEETING?

A:	There are three matters scheduled to be voted on at the Annual Meeting:

(i)	The election of two directors to serve until the 2024 Annual Meeting of Shareholders;

(ii)	The ratification of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

(iii)	The approval of a non-binding advisory resolution to approve the 2020 compensation of the Company’s named executive officers, as described in this proxy statement.

Q:	WHAT IS OUR VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares:

(i)	FOR each of the Board of Directors’ nominees;

(ii)	FOR the ratification of Mazars USA LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

(iii)	FOR the approval of a non-binding advisory resolution to approve the 2020 compensation of the Company’s named executive officers, as described in this proxy statement.

Q:	WHAT SHARES CAN I VOTE?

A:

All shares owned by you as of the close of business on April 19, 2021, the record date, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record, including shares purchased through our Dividend Reinvestment Plan and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote online at the meeting. We have enclosed a proxy for you to use.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES ONLINE AT THE MEETING?

A:

Shares held directly in your name as the shareholder of record may be voted at the Annual Meeting. During the meeting, you may vote online by following the instructions therein. Have your proxy card in hand when you access the virtual polls web page.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL

BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING VIRTUALLY. SHARES HELD IN STREET NAME MAY BE VOTED ONLINE BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Q:	HOW CAN I VOTE MY SHARES WITHOUT VIRTUALLY ATTENDING THE MEETING?

A:

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without virtually attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described in “HOW ARE VOTES COUNTED?” below.

For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer.

Registered shareholders with shares registered directly in their names with our transfer agent, American Stock Transfer & Trust Company, LLC, will also be able to vote by telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with American Stock Transfer & Trust Company, LLC, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting virtually.

The accompanying proxy card provides instructions on how to vote via the Internet or by telephone.

Q:	CAN I CHANGE MY VOTE?

A:

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by delivery of a written revocation to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219 or by attending the Annual Meeting virtually and voting online. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you vote online at the meeting. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	HOW ARE VOTES COUNTED?

A:

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The election of our directors requires a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the nominees for election to the Board of Directors at the Annual Meeting who receive the largest number of properly cast “FOR” votes will be elected as directors.

The approval of all other proposals requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the results of the votes on such proposals.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A:

The quorum requirement for holding the meeting and transacting business is the presence by participating in the virtual Annual Meeting or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received instructions from the beneficial owner to vote on a particular matter, and (2) the broker lacks discretionary power to vote such shares with respect to such matter.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A:

Approval of the director nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy. Approval of all other matters requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?” above.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:

We will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the Commission, on or before June 23, 2021. The Form 8-K will be available on the “Investor Relations” section of our website at www.medallion.com and on the Commission’s website at www.sec.gov.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A:

Each share of our Common Stock outstanding as of the close of business on April 19, 2021, the record date, is entitled to vote on all items being voted upon at the Annual Meeting. On the record date, we had approximately 25,033,738 shares of Common Stock issued and outstanding.

Q:	WHO WILL COUNT THE VOTES?

A:	A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	IS MY VOTE CONFIDENTIAL?

A:

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within us or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A:

We will pay the entire cost of the proxy preparation and solicitation, including reimbursing brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. We have retained Alliance Advisors, LLC to act as a proxy solicitor for a fee of approximately $6,500, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies in person, by telephone or by electronic communication. Our directors, officers and regular employees will not receive any additional compensation for such solicitation activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 19, 2021, regarding the ownership of our Common Stock by (i) the persons known by us to own more than five percent of the outstanding shares, (ii) all of our directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 19, 2021 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Alvin Murstein(2) Chairman, Chief Executive Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,698,699	6.78%

Andrew M. Murstein(3) President, Chief Operating Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	2,070,696	8.24%

Larry D. Hall(4) Senior Vice President and Chief Financial Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	121,055	*

Donald S. Poulton(5) Chief Executive Officer and President of Medallion Bank c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	135,457	*

Alexander S. Travis(6) President of Medallion Capital, Inc. c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	19,621	*

John Everets(7) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	89,541	*

Cynthia A. Hallenbeck(8) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	—	—

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Frederick A. Menowitz(9) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	41,708	*

David L. Rudnick(10) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	248,485	*

Allan J. Tanenbaum(11) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	56,107	*

All executive officers and directors as a group (14 persons)(12)	4,662,731	18.43%

KORR Acquisitions Group, Inc.(13) Suite 305, 1400 Old Country Road Westbury, NY 11590	1,255,980	5.02%

*	Less than 1.0%
(1)

Applicable percentage of ownership is based on 25,033,738 shares of Common Stock outstanding as of April 19, 2021 together with the exercisable options for such shareholder or group of shareholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Includes 1,348,300 shares of Common Stock owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary, 162,997 shares of Common Stock owned by Mr. Murstein directly, 117,660 shares of Common Stock owned by the Aileen J. Murstein Family 2012 Trust of which Mr. Murstein is the grantor and Mr. Murstein’s spouse is a co-trustee and the beneficiary, 5,000 shares of Common Stock owned by Mr. Murstein’s spouse, 38,002 shares of restricted Common Stock owned by Mr. Murstein directly and 26,740 shares of Common Stock issuable upon the exercise of options. Does not include 76,825 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 19, 2021.

(3)

Includes 1,481,863 shares owned by the Andrew Murstein Family Trust, of which Andrew M. Murstein is a trustee and beneficiary, 373,786 shares held by Mr. Murstein directly, 131,862 shares of restricted Common Stock owned by Mr. Murstein directly and 83,185 shares of Common Stock issuable upon the exercise of options. Does not include 265,564 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 19, 2021.

(4)

Includes 69,098 shares of Common Stock owned by Larry D. Hall directly, 31,300 shares of restricted Common Stock owned by Mr. Hall directly and 20,657 shares of Common Stock issuable upon the exercise of options. Does not include 63,125 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 19, 2021.

(5)

Includes 78,279 shares of Common Stock owned by Donald S. Poulton directly, 37,843 shares of restricted Common Stock owned by Mr. Poulton directly and 19,335 shares of Common Stock issuable upon the exercise of options. Does not include 75,698 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 19, 2021.

(6)

Includes 3,078 shares of Common Stock owned by Alexander S. Travis directly, 10,019 shares of restricted Common Stock owned by Mr. Travis directly and 6,524 shares of Common Stock issuable upon the exercise of options. Does not include 20,197 shares of Common Stock issuable upon exercise of options not exercisable within 60 days of April 19, 2021.
(7)

Includes 70,000 shares of Common Stock owned by John Everets directly, 3,000 shares of Common Stock held by Arcturus Capital, of which Mr. Everets is a 50% owner, 11,333 shares of Common Stock issuable upon the exercise of options and 5,208 shares of Common Stock represented by vested restricted stock units issuable upon the settlement of such restricted stock units upon a termination of Mr. Everets’ service. Does not include 7,912 shares of Common Stock issuable upon the settlement of restricted stock units, which will not vest within 60 days of April 19, 2021.

(8)	Does not include 7,912 shares of Common Stock issuable upon the settlement of restricted stock units, which will not vest within 60 days of April 19, 2021.
(9)

Includes 20,708 shares of Common Stock owned by Frederick A. Menowitz directly and 21,000 shares of Common Stock issuable upon the exercise of options. Does not include 7,912 shares of Common Stock issuable upon the settlement of restricted stock units, which will not vest within 60 days of April 19, 2021.

(10)

Includes 8,424 shares of Common Stock owned by David L. Rudnick directly, 213,853 shares of Common Stock held by Alliance Bernstein in a Roth Individual Retirement Account for the benefit of Mr. Rudnick, 21,000 shares of Common Stock issuable upon the exercise of options and 5,208 shares of Common Stock represented by vested restricted stock units issuable upon the settlement of such restricted stock units upon a termination of Mr. Rudnick’s service. Does not include 7,912 shares of Common Stock issuable upon the settlement of restricted stock units, which will not vest within 60 days of April 19, 2021.

(11)

Includes 44,566 shares of Common Stock owned by Allan J. Tanenbaum directly, 6,333 shares of Common Stock issuable upon the exercise of options and 5,208 shares of Common Stock represented by vested restricted stock units issuable upon the settlement of such restricted stock units upon a termination of Mr. Tanenbaum’s service. Does not include 7,912 shares of Common Stock issuable upon the settlement of vested restricted stock units, which will not vest within 60 days of April 19, 2021.

(12)

Includes 4,103,118 shares of Common Stock, 290,773 shares of restricted Common Stock, 253,216 shares of Common Stock issuable upon the exercise of options and 15,624 shares of Common Stock represented by vested restricted stock units issuable upon the settlement of such restricted stock units upon a termination of the applicable individual’s service with the Company. Does not include 580,922 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 19, 2021. Does not include 41,459 shares of Common Stock issuable upon the settlement of restricted stock units, which will not vest within 60 days of April 19, 2021.

(13)

Based on information set forth in a Schedule 13D filed with the Commission on March 31, 2021 by KORR Acquisitions Group, Inc. and the other reporting persons (“KORR”). In the Schedule 13D, KORR reported that KORR Value, L.P. had sole voting and dispositive power with respect to 1,095,990 shares. Such shares are deemed to be beneficially owned by KORR Acquisitions Group, Inc., its general partner, and by Kenneth Orr, the Chief Executive Officer and Chief Investment Officer of KORR Acquisitions Group, Inc. In addition, in the Schedule 13D, KORR reported that (i) David Orr had sole voting and dispositive power with respect to 72,000 shares (including 20,000 shares subject to listed call options) and (ii) Jonathan Orr had sole voting and dispositive power with respect to 87,990 shares (including 5,000 shares subject to listed call options).

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. Elections for Class I directors will be held at the Annual Meeting on June 17, 2021. Class II directors were last elected at the annual meeting of shareholders held on June 14, 2019 and will stand for election in 2022. Class III directors were last elected at the annual meeting of shareholders held on June 19, 2020 and will stand for election in 2023.

The Board of Directors has nominated Frederick A. Menowitz and David L. Rudnick for election as Class I directors for a three-year term until the annual meeting of shareholders in 2024. Messrs. Menowitz and Rudnick each presently serves as a director and has consented to being named in this proxy statement and to serve if elected. THE PERSONS NAMED IN THE ENCLOSED PROXY CARD, ANDREW M. MURSTEIN AND MARISA T. SILVERMAN, WILL VOTE TO ELECT MESSRS. MENOWITZ AND RUDNICK AS OUR DIRECTORS UNLESS AUTHORITY TO VOTE FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES IS WITHHELD BY MARKING THE PROXY CARD TO THAT EFFECT. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable.

Approval of the nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy.

NOMINEES TO SERVE AS CLASS I DIRECTORS UNTIL

THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Name	Age	Position	Term of Office
Frederick A. Menowitz	84	Director	Director since 2003
David L. Rudnick	80	Director	Director since 1996

Independent Director

Frederick A. Menowitz has served as our director since May 2003. Mr. Menowitz is currently an independent active real estate investor with over 50 years of experience and a philanthropist. Mr. Menowitz received a B.A. from the University of Virginia and a J.D. from the University of Virginia School of Law. He is a Founder of Mount Sinai Medical Center, Miami Beach, Florida and a member of the Board of Directors of the Cystic Fibrosis Foundation. Mr. Menowitz brings legal and business expertise and finance and investment skills to our Board of Directors.

Non-Independent Director

David L. Rudnick has served as our director since February 1996. Mr. Rudnick serves as President of Rudco Properties, Inc., a real estate and private equity investment and management firm. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. Mr. Rudnick previously served as President of the Financial Stationers Association and a director of West Side Federal Savings & Loan Association, the nation’s largest savings and loan association at the time of his directorship, and is now part of Citibank, and Chelsea National Bank, which is now Modern Bank. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew M. Murstein’s father-in-law. Mr. Rudnick brings investment and executive management skills to our Board of Directors. He also has deep knowledge of our company and its business, having served on our Board of Directors since 1996.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” MESSRS. MENOWITZ AND RUDNICK AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking the shareholders to ratify the Audit Committee’s appointment of Mazars USA LLP, or Mazars, as our independent registered public accounting firm for the fiscal year ending December 31, 2021. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.

Mazars has audited our consolidated financial statements annually since our 2005 fiscal year. Representatives of Mazars are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Mazars for professional services rendered for the fiscal years ended December 31, 2020 and December 31, 2019:

Fee Category	Fiscal 2020 Fees	Fiscal 2019 Fees
Audit Fees	$779,954	$1,416,605
Audit-Related Fees	—	—
Tax Fees	193,050	175,000
All Other Fees	51,680	21,077

Total Fees	$1,024,684	$1,612,682

Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Also consists of fees billed for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    There were no fees billed to us by Mazars for the fiscal years ended December 31, 2020 and December 31, 2019 for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, assistance with tax reporting requirements and audit compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on federal and state tax matters.

All Other Fees.    Consists of fees for products and services other than the services reported above. These services include work related to regulatory matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, John Everets, the authority to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm so long as such approval is ratified by the Audit Committee in a timely manner. All fees for services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, nor shall such information be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee of Medallion Financial Corp., or the Company, in the past year. The Audit Committee of the Board of Directors is composed of four independent directors selected by the Board of Directors who meet the experience and independence requirements of NASDAQ and the Commission. In addition, the Board of Directors has determined that John Everets and Cynthia A. Hallenbeck are each an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent accountants, Mazars USA LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

5. The Audit Committee has considered whether the provision of non-audit related services by the independent accountants is compatible with maintaining the accountants’ independence.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

John Everets, Chairman

Cynthia A. Hallenbeck, Director

Frederick A. Menowitz, Director

Allan J. Tanenbaum, Director

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAZARS USA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to cast a non-binding advisory vote on the 2020 compensation of our named executive officers, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This vote gives shareholders the opportunity to convey their views regarding our overall executive compensation programs and policies more broadly. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. The principles of our executive compensation program are intended to encourage good governance, protect and promote shareholder interests and further align the interests of our executives with those of the Company, as discussed further in the Compensation Discussion and Analysis on page 23.

We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“RESOLVED, that the 2020 compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the Company’s 2021 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We currently hold our “say-on-pay” vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of “say-on-pay” votes at least every six years. The next advisory vote on the frequency of the “say-on-pay” vote will occur no later than 2024.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

CORPORATE GOVERNANCE

Organization of the Board of Directors

The Board of Directors, or the Board, is responsible for our management and direction and for establishing broad corporate policies. As further described below, the Board of Directors held regularly scheduled meetings during the year ended December 31, 2020. The Board of Directors is comprised of seven total members, a majority of whom (four) are independent under NASDAQ listing standards. The Board of Directors held fourteen formal meetings during the year ended December 31, 2020. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which they served. Our directors are encouraged to attend the annual meeting of shareholders. Six of our directors attended last year’s annual meeting.

Board Leadership Structure

Alvin Murstein serves as both the Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that this leadership structure of Mr. Murstein’s service as both the Chief Executive Officer and Chairman of the Board of Directors is in the best interest of our company and our shareholders. Mr. Murstein possesses detailed and in-depth specialized knowledge of the commercial loan and taxicab medallion loan businesses, opportunities and challenges facing our company and is thus best positioned to develop strategies and agendas that ensure that the Board of Director’s time and attention are focused on the most critical matters. His combined role enables greater efficiency regarding management of the Company, provides for decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees and customers. Because of the ease of communication arising from the relatively small size of the Board of Directors and the number of independent directors, the Board of Directors has determined not to designate a lead independent director.

The Board of Directors believes that our independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board of Director meetings, the independent directors hold regular executive sessions. We believe that this approach effectively encourages full engagement of all directors in executive sessions, while avoiding unnecessary hierarchy. Following an executive session of independent directors, the presiding director, John Everets, acts as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and Committee meetings, and coordinates with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.

Board’s Role in Risk Oversight

While risk management is primarily the responsibility of our management team, the Board of Directors is responsible for the overall supervision of our risk management activities. The Board’s oversight of the material risks faced by our company occurs at both the full board level and at the committee level.

Management provides regular updates throughout the year to the respective committees regarding the management of the risks they oversee, and each of these committees report on risk to the full board at regular meetings of the Board. For example, the Audit Committee reviews the adequacy of management information systems, internal accounting and financial controls. The Compensation Committee advises management and the Board of Directors on broad compensation policies to incentivize performance results without increasing risk. The Nominating and Governance Committee establishes, oversees and reviews governance principles and processes. The Investment Oversight Committee reviews the Company’s managed loan portfolio and makes determinations and recommendations concerning such portfolio as necessary or appropriate. In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks as necessary. At each Board meeting, the Board addresses matters of particular importance or concern, including any significant areas of risk that require Board attention.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for our company. We also believe that our risk structure complements our current board leadership structure, as it allows our independent directors, through our fully independent board committees and otherwise, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Director Independence

As required under the NASDAQ listing standards, the Board of Directors annually determines each director’s independence. Under NASDAQ rules, independent directors must comprise a majority of a company’s board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a company’s audit, compensation, and nominating and governance committees be independent. Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable NASDAQ listing standards: John Everets, Cynthia A. Hallenbeck, Frederick A. Menowitz, and Allan J. Tanenbaum. In making this determination, the Board found that none of these directors or nominees for director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Committees

We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Investment Oversight Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found in the “Investor Relations – Corporate Governance” section of our website at www.medallion.com.

Audit Committee

The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee met eleven times during the year ended December 31, 2020 to review (i) the effectiveness of the public accountants during the audit for the year ended December 31, 2020, (ii) the adequacy of the 2020 financial statement disclosures for the year ended December 31, 2020, (iii) our internal control policies and procedures, and (iv) the selection of our independent public accountants. The members of the Audit Committee are Mr. Everets, Ms. Hallenbeck, Mr. Menowitz, and Mr. Tanenbaum. Mr. Everets is the Chairman. Mr. Everets and Ms. Hallenbeck are the audit committee financial experts. Each Audit Committee member meets the independence requirements of NASDAQ and the Commission.

Compensation Committee

The Compensation Committee evaluates and approves the compensation of our directors and executive officers (which is presented to the Board of Directors for ratification) including (i) all incentive compensation or equity-based incentive plans or arrangements established by us for officers and employees, including the grant of stock options and restricted stock to employees, (ii) adoption and amendment of all employee restricted stock, stock option and other employee benefit, plans and arrangements and (iii) the terms of any employment agreements and arrangements with, and any termination of, our officers. The Compensation Committee reviews management’s recommendations and advises management and the Board of Directors on broad compensation policies such as salary ranges, annual incentive bonuses, long-term incentive plans, including equity-based compensation programs, and other benefit and perquisite programs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

The Compensation Committee has the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee has sole authority to select and retain a compensation consultant, to terminate any consultant retained by the Compensation Committee, and to approve the fees and other retention terms of any consultant. These consultants report directly to the Compensation Committee. The Compensation Committee engaged Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant in 2020.

The Compensation Committee meets with the frequency necessary to perform its duties and responsibilities. The Compensation Committee usually makes many of its performance-based decisions at a meeting held in February of each fiscal year, including evaluating the performance of our named executive officers during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year.

The members of the Compensation Committee are Mr. Everets, Ms. Hallenbeck, Mr. Menowitz and Mr. Tanenbaum. Mr. Tanenbaum is the Chairman. Each member of the Compensation Committee is an “independent director,” as defined under the NASDAQ Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met eleven times during the year ended December 31, 2020 and made recommendations and certain decisions concerning executive and board compensation, including annual incentives, long-term/stock based compensation and other executive employment matters. The Board of Directors approved all recommendations and ratified all decisions of the Compensation Committee during the year ended December 31, 2020. See “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends individuals to the Board of Directors for nomination as members of the Board of Directors and its committees. The Nominating and Governance Committee is also charged with overseeing the evaluation of the Board of Directors and reviewing our board governance principles and advising the Board of Directors on such board governance. The members of the Nominating and Governance Committee are Messrs. Everets, Menowitz and Tanenbaum. Mr. Tanenbaum is the Chairman. Each Nominating and Governance Committee member meets the independence requirements of NASDAQ and the Commission. The Nominating and Governance Committee met two times during the year ended December 31, 2020.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage the selection of directors who will contribute to our overall corporate goals: responsibility to shareholders, finance leadership, effective execution, high customer satisfaction and superior employee working environment. In nominating a candidate for election to the Board of Directors, the Nominating and Governance Committee may take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to us, the interplay of the candidate’s experience with the experiences of other board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees. While the Nominating and Governance Committee carefully considers diversity when considering directors, it has not established a formal policy regarding diversity. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers the above factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluation of candidates generally involves a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage third-party consultants or search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to our Secretary in writing to the following address: Medallion Financial Corp., Attn: Secretary, 437 Madison Avenue, 38th Floor, New York, New York 10022, with a copy to Medallion Financial Corp., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by our bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate or candidates recommended by a shareholder for nomination at the 2022 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than 120 days in advance of the date of our notice of annual meeting released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s notice of annual meeting of shareholders, then, in that event only, a shareholder’s notice must be delivered to and received at our principal executive offices at least 30 days before the notice of the date of the annual meeting is mailed to shareholders in the current year. The notice must include the information specified in our bylaws, including the following:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

A representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting the person or persons specified above;

•

A description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

Such other information regarding each nominee proposed by such shareholders as would be required to be included in our proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	The consent of each nominee to serve as our director if so elected.

Investment Oversight Committee

The Investment Oversight Committee meets on an ad hoc basis to (i) review information about our managed loan portfolio, including, but not limited to, loan delinquencies; (ii) make such determinations or recommendations with respect to our managed loan portfolio as well as our role as a servicing agent as it may deem necessary or appropriate; (iii) consider such other matters related to our managed loan portfolio as it deems necessary or appropriate; (iv) approve all taxi medallion loan modifications, subject to guidelines that may be established from time to time by the Investment Oversight Committee and any other required approvals; and (v) conduct such other related matters as may be directed by the Board of Directors including reviewing information with respect to our investments other than our core operating business. The members of the

Investment Oversight Committee are Messrs. Alvin Murstein, Andrew M. Murstein, John Everets, David L. Rudnick and Allan J. Tanenbaum. Mr. David L. Rudnick is the Chairman. The Investment Oversight Committee met six times during the year ended December 31, 2020.

Code of Ethics

We have adopted a code of ethics policy for our directors, officers and employees. These persons must act ethically at all times and in accordance with the guidelines comprising our Code of Ethical Conduct and Insider Trading Policy to establish standards and procedures for the prevention and detection of activities which signal a conflict of interest or an abuse of fiduciary duty. To further promote ethical and responsible decision-making, the Board of Directors also adopted a Code of Ethical Conduct for Senior Financial Officers. Our Code of Ethical Conduct and Insider Trading Policy and Code of Ethical Conduct for Senior Financial Officers can be found in the “Investor Relations – Corporate Governance” section of our website at www.medallion.com. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The Board of Directors expects our directors, as well as our officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising our Code of Ethics, which include, among other things, rules prohibiting loans or other extensions of credit, securities transactions during “blackout” periods, acceptance of gifts, and certain interested transactions.

In addition, the Board of Directors has established a policy for reporting employee concerns to the Audit Committee of the Board of Directors. Anyone with a concern about our accounting, internal accounting controls, or auditing matters may confidentially report such concern by telephone to a special dedicated toll-free phone number. This policy was previously announced to all of our employees and the telephone number is published in our common-area workplaces. All such communications are confidential and shall be promptly reviewed by the Audit Committee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022. Our Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, loan complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as loan-related inquiries, elsewhere within us for review and possible response.

OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the name, ages and titles of the persons who were our directors and executive officers as of April 19, 2021:

Name	Age	Position(s) Held
Independent Directors
John Everets(1)	74	Director
Cynthia A. Hallenbeck(1)	64	Director
Frederick A. Menowitz(2)	84	Director
Allan J. Tanenbaum(3)	74	Director

Non-Independent Directors
Alvin Murstein(1)(4)	86	Chairman, Chief Executive Officer, and Director
Andrew M. Murstein(3)(4)	56	President, Chief Operating Officer, and Director
David L. Rudnick(2)(4)	80	Director

Executive Officers Who Are Not Directors
Larry D. Hall	67	Senior Vice President and Chief Financial Officer
Thomas J. Munson	38	Executive Vice President and Chief Credit Officer
Donald S. Poulton	67	Chief Executive Officer and President of Medallion Bank
Marisa T. Silverman	42	Chief Compliance Officer, General Counsel and Secretary
Alexander S. Travis	43	President of Medallion Capital, Inc.

(1)	Indicates a Class III whose term expires at the 2023 Annual Meeting of Shareholders.
(2)	Indicates a Class I director standing for election at this Annual Meeting of Shareholders.
(3)	Indicates a Class II director whose term expires at the 2022 Annual Meeting of Shareholders.
(4)	Indicates a non-independent director as determined under applicable NASDAQ listing standards.

The address for each director is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022.

The address for the executive officers is our principal offices, located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

Independent Directors Not Standing for Election

John Everets has served as our director since July 2017. Mr. Everets is currently a partner at Arcturus Capital in Boston, Massachusetts. Prior to joining Arcturus, he was lead investor, Chairman of the Board and Chief Executive Officer of the Bank of Maine from 2010 to 2015, where he led the recapitalization of the Bank, helped improve its financial position and eventually joined with Camden National Bank to form the largest bank in northern New England. Before leading the Bank of Maine, Mr. Everets was Chairman of Yorkshire Capital. Prior to that, he was Chairman and CEO of GE HPSC, Inc., from 1993 to 2006, where he grew the company from $100 million in assets to $1 billion before it was acquired by General Electric in 2004. Mr. Everets has served on the Board of Directors of Medallion Bank since September 2019. Mr. Everets previously served as a director of Financial Security Assurance, Advest Group Inc., and Martin Currie Business Trust. Mr. Everets also previously held several executive positions at Advest, Inc. and is a former Trustee of the Boston Athenaeum. Mr. Everets is currently a director of the Eastern Company and is on the Board of Directors of Newman’s Own Foundation where he chairs the Finance Committee. He brings extensive financial and leadership experience at both public and private companies to our Board of Directors.

Cynthia A. Hallenbeck has served as our director since June 2020. Ms. Hallenbeck currently serves on the Clinton Health Access Initiative board of director’s audit committee and the boards of directors for both the

Wellspring Foundation and the Diabetes Training Camp Foundation. Ms. Hallenbeck served on both the audit and compensation committees of the Walker & Dunlop, Inc. board of directors, having joined the board in December 2010 and serving as a director through 2019. During her tenure, she chaired the audit committee from the company’s initial public offering through 2015. Ms. Hallenbeck is the chief executive officer of Alercyn, Inc., a private consulting firm that she founded in 2010, where her most significant engagement was as the acting Chief Financial Officer of the Conservation Law Foundation from June 2018 thru December 2019. Prior to this, Ms. Hallenbeck served as to the interim Chief Financial Officer for Facing History and Ourselves from November 2017 until June 2018. Ms. Hallenbeck also served as the Chief Financial Officer of the Environmental Defense Fund, Inc. from 2014 to 2016. Throughout her career, Ms. Hallenbeck has served in varying leadership roles including serving as the Chief Financial Officer of Citigroup, Inc.’s corporate treasury department from 2002 to 2005 and held other significant positions including Chief Operating Officer of global legal support from 2007 to 2008. Prior to her service with Citigroup, Ms. Hallenbeck spent over 14 years at Merrill Lynch & Co., Inc. in a variety of finance, treasury and accounting roles including Treasurer of its global futures business and Chief Financial Officer of its securities financing group. Ms. Hallenbeck has an M.B.A. with distinction from the Harvard Business School and received her B.A. from Smith College. Ms. Hallenbeck brings over 30 years of substantial financial management experience. Ms. Hallenbeck is an acknowledged veteran of both public and nonprofit executive management teams and a recognized financial expert on the audit committees of several organizations.

Allan J. Tanenbaum has served as our director since October 2017. Mr. Tanenbaum has been Of Counsel to Taylor English Duma, LLC, an Atlanta-based law firm, since September 2014 and General Counsel and Managing Director of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since January 2006. From February 2001 to December 31, 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From June 1996 to February 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta, Georgia law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions. He currently serves as a director of Designer Brands Inc. Mr. Tanenbaum’s legal background and services as general counsel of a public company provide our Board of Directors with valuable board governance experience.

Non-Independent Directors Not Standing for Election

Alvin Murstein has served as Chairman of our Board of Directors since our founding in 1995 and has been our Chief Executive Officer since February 1996. Mr. Murstein has also been Chairman of the board of directors and Chief Executive Officer of Medallion Funding LLC, formerly known as Medallion Funding Corp., since its founding in 1979. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 60 years. Mr. Murstein served on the board of directors of the Strober Organization, Inc., a building supply company, from 1988 to 1997. He serves as a trustee of the not-for-profit Parker Jewish Institute for Health Care and Rehabilitation. Alvin Murstein is the father of Andrew M. Murstein. Mr. Murstein brings to our Board of Directors over 60 years of experience in the ownership, management, and financing of commercial businesses and taxicab medallions. He has deep knowledge of our company and its business, having served as Chairman of our Board of Directors since our founding in 1995 and our Chief Executive Officer since 1996.

Andrew M. Murstein has served as our President since our inception in 1995. Mr. Murstein has served as our director since October 1997. He also currently serves and has previously served as officer and director of some of our wholly owned subsidiaries. Mr. Murstein previously served as the Vice Chairman and Secretary of Sports Properties Acquisition Corp. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Mr. Murstein currently serves on the board of the public benefit corporation Javits Center in New York City. Andrew Murstein is the son of our Chairman and Chief Executive Officer, Alvin Murstein, and the son-in law of David Rudnick, one of our directors. Mr. Murstein brings to our Board of Directors over 30 years of experience in the ownership, management, and financing of commercial businesses and taxicab medallions. He has deep knowledge of our company and its business, having served as our President since our inception in 1995 and on our Board of Directors since 1997.

Executive Officers Who Are Not Directors

Larry D. Hall has served as our Chief Financial Officer since March 2004. Prior to that he served as our Acting Chief Financial Officer since July 2003, as our Chief Accounting Officer since May 2001 and as our Assistant Treasurer since October 2000. Mr. Hall previously served as Chief Financial Officer of Sports Properties Acquisition Corp. Mr. Hall was employed by Citibank as Vice President – Corporate Financial Control/Corporate Reporting & Analysis from October 1995 to October 2000. Mr. Hall was Vice President – Finance/Controller, Treasurer and Secretary of Consolidated Waste Services of America from April 1993 to March 1995. Prior to that, he was Vice President – Manager of Line Accounting for Wells Fargo and Co. from November 1987 to March 1993 and Senior Audit Manager in the Financial Services Industry Group for Arthur Andersen & Company from September 1976 to October 1987. Mr. Hall received his B.S. in business administration from the University of Southern California.

Thomas J. Munson has served as our Executive Vice President and Chief Credit Officer since April 2017. Mr. Munson joined us in October 2012 as Vice President of Medallion Financial Corp. and Senior Vice President of Medallion Funding LLC and had served as Senior Vice President of Medallion Financial Corp. from March 2015 to April 2017. Prior to joining Medallion, Mr. Munson was a Vice President of Valley National Bank (formerly State Bank of Long Island) in their Middle Market/Commercial Lending Group. Mr. Munson received a B.S. in finance with a minor in economics from The University of Scranton and an MBA from Long Island University.

Donald S. Poulton has served as the Chief Executive Officer and President of Medallion Bank since May 2015. Mr. Poulton joined us in August 2002 as the Chief Lending Officer of Medallion Bank. Prior to joining Medallion Bank, Mr. Poulton served as the Chief Lending Officer and Executive Vice President of American Investment Financial. Mr. Poulton has served on the board of the Utah Microenterprise Loan Fund since 2010. Mr. Poulton received a B.S. in finance from the University of Utah.

Marisa T. Silverman has served as our General Counsel and Chief Compliance Officer since March 2015 and as our Secretary since August 2019. Ms. Silverman joined us in November 2004 serving first as Legal Intern and as Assistant General Counsel beginning in September 2005. Ms. Silverman received a B.A. in Political Science from Bard College and a J.D. from St. John’s University School of Law.

Alexander S. Travis joined Medallion Capital, Inc. in 2014 and has served as President since December 2018. Prior to joining Medallion Capital, Inc., Mr. Travis held various positions within private equity, investment banking and institutional asset management. Mr. Travis holds a B.S. in Finance from Iowa State University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis, or CD&A, describes the Company’s executive compensation program for the year ended December 31, 2020. Medallion Financial Corp. is a smaller reporting company and therefore not required to provide a CD&A. However, the Company has provided the information herein with a goal of transparency to investors. Our compensation program is designed to attract, motivate and retain the colleagues who lead our business. In particular, this CD&A explains how the Compensation Committee made 2020 compensation decisions for the following named executive officers, or NEOs:

Name	Position
Alvin Murstein	Chairman and Chief Executive Officer
Andrew M. Murstein	President and Chief Operating Officer
Larry D. Hall	Senior Vice President and Chief Financial Officer
Donald S. Poulton	Chief Executive Officer and President of Medallion Bank
Alexander S. Travis	President of Medallion Capital, Inc.

Our Business Roots and Transformed Business Strategy

We are a finance company whose strategic focus and growth has been through Medallion Bank, which originates consumer loans for the purchase of recreational vehicles, boats and trailers and to finance home improvements. We historically have had a leading position in originating, acquiring, and servicing loans that finance taxicab medallions and various types of commercial businesses. Since Medallion Bank acquired a consumer loan portfolio and began originating consumer loans in 2004, it has increased its consumer loan portfolio at a compound annual growth rate of 16% (19% if there had been no loan sales during 2016, 2017, and 2018).

Our business strategy has transitioned away from taxi medallion lending, a business significantly challenged by competition of ride share companies, to focus on our consumer finance portfolio and commercial lending segment. We have made significant progress in these goals and believe our business transformation will result in our long-term profitability and success. In recent years, we have made significant progress toward this plan:

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In 2018, we withdrew our election to be regulated as a business development company, or BDC, and since that time we have operated and will continue to operate as a non-investment company. This withdrawal allowed us to consolidate the financial results of our primary operating subsidiary, Medallion Bank, and controlled or majority-owned portfolio investments together with the Company. This transition simplified our reporting and more accurately reflects our operating results.

•	We have made progress each year to reduce the Company’s medallion portfolio.

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We raised capital by completing both private placements of investment-grade debt at the parent company, Medallion Financial Corp., and an initial public offering of perpetual preferred stock at Medallion Bank, raising over $82 million in total during 2019. We raised an additional $85 million in debt through private placements in late 2020 and early 2021, which will be used for general corporate purposes, including repayment of outstanding debt such as the maturing 9.00% retail notes in April 2021.

•	We began the process to provide loan origination services to the fintech industry by partnering with two fintech companies in the Company’s strategic partnership program.

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We exited certain non-core investments, such as selling the assets of LAX Group, LLC in December 2020, and expect to sell, when practicable to maximize the Company’s proceeds, other non-core investments.

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We carried out various cost-cutting measures, such as reducing employee headcount by 21% at the parent company, Medallion Financial Corp., and closing satellite offices in Long Island City, New York, Chicago, Illinois, and Boston, Massachusetts.

2020 – A Year of Continued Progress Amid the COVID-19 Pandemic

The Company continued its positive momentum into 2020. During the first quarter, we successfully grew our consumer and commercial segments, continued to make progress to reduce our medallion exposure and Medallion Bank entered into its first fintech strategic partnership and began originating loans.

However, due to the COVID-19 pandemic and related economic impact, particularly in New York City where we are based, we faced unanticipated challenges to our goal to lower our medallion exposure. The pandemic had a profound impact on the New York City taxi industry, and as a result, the Company deemed all medallion loans as impaired and placed them on non-accrual status adjusted down to collateral value in the third quarter.

Despite the unprecedented challenges, Medallion Bank recorded $14.3 million of net income in the fourth quarter, and $48 million in 2020 net income from its recreation and home improvement lending segments, the highest in its history.

Other financial highlights of the Company as of, and for the fiscal year ended, December 31, 2020 included:

•	Retained strong net interest margin despite low interest rates (8.65% compared to 8.64% in 2019);

•	Increased net income from the Company’s consumer and commercial segments by 30% ($41.6 million compared to $31.9 million in 2019);

•	Increased the recreation and home improvement net loan portfolios by 10% and 34% respectively from December 31, 2019;

•	Increased consumer originations by 10% ($488.0 million compared to $443.5 million in 2019); and

•	Reduced our net medallion loans by 88% from $105.0 million in 2019 to $12.7 million at year-end.

Medallion Bank’s ability to originate consumer loans has been successful, and we hope it will continue to drive meaningful value for the Company and its shareholders. While the Company has faced challenges in recent years, our progress has been significant and we seek to create long-term positive shareholder value.

Impact of Say on Pay Vote and Shareholder Engagement

As required by Section 14A of the Exchange Act, our shareholders voted on a non-binding advisory resolution regarding the compensation of the NEOs at the 2020 Annual Meeting of Shareholders. We, the Board of Directors and the Compensation Committee pay careful attention to communication received from shareholders regarding executive compensation, including the non-binding advisory vote.

The Company received shareholder support for our non-binding advisory resolution of 82.7% in 2020 at our 2020 Annual Meeting of Shareholders. We believe the 2020 shareholder votes indicate support of our executive compensation programs and that they are aligned with shareholders’ interests. However, we continue to seek shareholder feedback and evolve our practices to ensure they align with market and best practice.

Compensation Best Practices

The principles of our executive compensation programs are to encourage good governance, protect and promote the interests of our shareholders, align the interests of our executives with those of the Company, promote a culture of integrity and accountability, and enhance shareholder value. Below we summarize our compensation best practices:

•	Stock Ownership Guidelines – We require our executives and directors to own and hold shares in the Company. (See page 32 for a description of our policy.)

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Compensation Recoupment Policy – We have adopted a compensation recoupment policy requiring the return of incentive compensation in the event of a financial restatement or in the event an executive engages in conduct that is detrimental to the Company. (See page 33 for a description of our policy.)

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Performance-Based “Scorecard” – We utilized a performance-based “scorecard” to provide structure for determining the 2020 annual equity awards that were intended to reflect on 2019 performance. (See the “Long-Term Incentive” section on page 28 for a breakdown of performance considerations for the 2020 grants.)

•	Independent Compensation Advisor – The Compensation Committee engaged Meridian as its independent compensation consultant.

•	Performance-Based Compensation – A significant portion of our executive compensation is paid based on performance through annual cash incentives and long-term equity-based compensation.

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Long-Term Incentive Program – Provides a mix of 50% stock options and 50% time-based restricted stock to increase executives’ alignment with shareholders. Such grants were allocated based on the Compensation Committee’s assessment of the Company’s prior year performance and consideration of the performance-based scorecard, as well as individual performance and contribution.

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Code of Ethical Conduct and Insider Trading Policy, which, among other guidelines, prohibits short sales, investments in derivatives of the Company’s securities and margin purchases and a Code of Ethical Conduct for Senior Financial Officers.

•	No repricing of awards without shareholder approval.

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Cash dividends and stock dividends, if any, with respect to shares of restricted stock are withheld by the Company for the participant’s account, and are subject to forfeiture to the same degree as the shares of restricted stock to which such dividends relate, unless the applicable Restricted Stock Agreement provides otherwise.

Other Changes Anticipated for 2021

While discretion was applied in determining the annual incentives paid to executives for 2020, the Company is moving to a more structured annual incentive program for 2021 and will continue to consider potential changes in line with other governance initiatives. Please see the discussion under “2020 Total Compensation Components and Pay Decisions – Annual Incentive” below.

EXECUTIVE COMPENSATION PROGRAM AND PAY DECISIONS

The primary objective of our compensation program is to establish compensation levels that enable us to attract, retain and reward executive officers who contribute to our long-term success, to tie annual and long-term cash and equity incentives to the achievement of measurable corporate, business unit and individual performance objectives, and to align executives’ incentives with shareholder value creation.

Principal Elements of Pay

Our executive compensation program emphasizes performance-based (i.e. variable) pay that is essential to motivating and rewarding company, business unit and individual performance that supports our business strategy and drives shareholder value. Our policy is to provide total compensation packages that are competitive within our industry and designed to enable us to attract and retain highly qualified and industrious executives. The three primary components of our compensation program are base salary, annual discretionary cash incentives and longer-term equity incentive awards. Each of these elements serves a specific purpose in our compensation strategy.

Element	Form	Purpose/Description
Base Salary	Cash	We pay a competitive base salary rate to attract and retain highly skilled executive talent.

Annual Incentive	Cash	Incentives are variable and designed to motivate and reward specific goals relative to our annual business plans and objectives.

Equity Incentive	Equity (restricted stock and stock options)	Our long-term incentive program provides for a mix of stock options and restricted stock to better reinforce our performance-based approach, align our executives with shareholders and reward for stock price appreciation.

In implementing our compensation policy, we seek to tie compensation to our financial performance and business objectives, reward high levels of individual performance and base a significant portion of total executive compensation on our annual and long-term performance. While peer group and compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the Compensation Committee’s application of judgment and subjective determinations of corporate and individual performance.

BENCHMARKING AND PEER GROUP

The Compensation Committee periodically asks Meridian as its independent compensation consultant to benchmark our executive compensation program and pay levels. In December 2018, Meridian developed a compensation peer group, which was used as a reference for 2019 and 2020 compensation program and pay decisions.

Due to our unique business model, there are a limited number of direct peers in related industries. The peer companies were selected to reflect our industry and business mix (i.e. consumer finance and specialty finance), size (assets) and business competitors. Medallion’s assets were positioned at the 60th percentile at the time the peer group was developed.

The following 18 companies were in the peer group selected and approved by the Compensation Committee in December 2018 and have continued to serve as a reference for market perspective for 2020:

ConnectOne Bancorp, Inc.	McGrath RentCorp
Encore Capital Group, Inc.	On Deck Capital, Inc.
PRA Group, Inc.	Marlin Business Services Corp.
CAI International, Inc.	CURO Group Holdings
Consumer Portfolio Services, Inc.	Regional Management Corp.
Mobile Mini, Inc.	World Acceptance Corporation
Willis Lease Finance Corporation	Elevate Credit, Inc.
Enova International, Inc.	General Finance Corporation
EZCORP, Inc.	Atlanticus Holdings Corporation

2020 Total Compensation Components and Pay Decisions

Base Salary

We provide our NEOs with base salary as a base level of compensation to compensate them for serving in their respective roles during the fiscal year. Base salary ranges for NEOs are determined based on each NEO’s position and duties and in consideration of competitive market data.

Salaries are reviewed by the Compensation Committee each year, or in the event of a promotion or other significant change in responsibilities. Any increases consider a review and evaluation of an NEO’s performance, the Company’s performance and market data for similar roles at companies similar in industry and size.

In early 2020, our NEOs, other than Alvin Murstein and Andrew M. Murstein, received modest increases in base salary. These decisions were made by the Compensation Committee and ratified by the Board of Directors at their respective February 2020 meetings and communicated to each NEO shortly thereafter.

The table below illustrates the percentage increases in NEO base salary from 2019 to 2020.

Name and Principal Position	2019 Salary ($)	2020 Salary ($)	Increase (%)
Alvin Murstein	890,696	890,696	0%
Chairman, Chief Executive Officer and Director

Andrew M. Murstein	1,042,466	1,042,466	0%
President, Chief Operating Officer and Director

Larry D. Hall	336,512	346,607	3%
Senior Vice President and Chief Financial Officer

Donald S. Poulton	355,137	365,790	3%
Chief Executive Officer and President of Medallion Bank

Alexander S. Travis	325,000	328,250	1%
President of Medallion Capital, Inc.

Annual Incentive

NEOs are eligible for annual cash incentives, as determined by the Compensation Committee and ratified by the Board of Directors. The purpose of the annual incentives are to compensate NEOs based on their achievements of Company financial and operational goals, as well as division and individual performance objectives. The objectives vary depending on the individual executive, but relate generally to factors such as the Company’s profitability, segment performance and results of operations.

During 2020, the Compensation Committee considered Medallion Financial Corp.’s performance, subsidiary performance, as well as individual performance. Due to the COVID-19 pandemic and its significant effect in the New York metro area and specifically with our taxi medallion business, the Compensation Committee chose to evaluate performance measures in a holistic manner rather than assign weights to each individual factor. The Compensation Committee considered the Company’s business strategy and progress through the COVID-19 pandemic, as discussed in more detail on pages 23-24, when considering the 2020 annual incentive awards. After consideration of these performance results, the Compensation Committee approved the following incentive awards, which were ratified by the Board of Directors:

Name	2020 Cash Bonus
Alvin Murstein	$195,972
Andrew M. Murstein	$1,070,400
Larry D. Hall	$194,140
Donald S. Poulton	$302,500
Alexander S. Travis	$46,875

While 2020 represented an unprecedented year in terms of the pandemic, for 2021, the Compensation Committee has begun to re-develop and re-implement a performance-based “scorecard” to provide structure for determining the annual incentive payouts and annual equity awards. This approach was developed in consideration of shareholder feedback and to align with market and best practice.

Long-Term Incentive Compensation

On April 22, 2020, the Company’s Board of Directors approved an amendment to the 2018 Equity Incentive Plan, or the 2018 Plan, to increase the number of shares of the Company’s common stock authorized for issuance thereunder, which was approved by the Company’s stockholders on June 19, 2020. The 2018 Plan provides for grants of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards, and other awards that may be settled in or based upon our Common Stock to our directors, employees, and any person who has been offered employment by us; provided that such prospective employee could not receive any payment relating to an equity incentive award until such person has commenced employment with us. The Compensation Committee is authorized to grant equity incentive awards. A grant of an equity incentive award is subject to certain forfeiture provisions and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on equity incentive awards issued pursuant to the 2018 Plan may be related to continued service to us, the achievement of specified performance objectives, or other restrictions deemed by the Compensation Committee from time to time to be appropriate and in our best interests and in the interests of our shareholders.

Our long-term incentive program for 2020 consisted of a mix of 50% stock options and 50% time based restricted stock with a goal to reward executives for performance and align their interests with shareholders. The grants of stock options and restricted stock to NEOs in early 2020 were allocated based on the Compensation Committee’s assessment of the Company’s prior year (i.e. 2019) performance (i.e. in consideration of the 2019 annual incentive scorecard metrics), as well as each individual’s role, performance and contribution.

In February 2020, the Compensation Committee assessed performance relative to the performance metrics and target goals used for the annual incentive plan for the fiscal year ended December 31, 2019. For each NEO, performance metrics and targets were selected and assessed by the Compensation Committee and discussed individually and in aggregate as follows. There was no specific weighting assigned for each performance metric as the Compensation Committee retained discretion to evaluate performance in a comprehensive manner:

Alvin Murstein, Chairman and Chief Executive Officer:

Performance Metrics	Performance Target	Actual Performance as of December 31, 2019
Share price performance/Total shareholder return	10% increase	55% increase
Medallion lending segment portfolio reduction	15% decrease	30% decrease
Cash payments and recoveries for medallion segment assets	20%	14.05%
Success and implementation of strategic initiatives	Qualitative: Strategic plans, capital raising, review of investment opportunities and new lines of business	At or above expectation
Individual performance	Qualitative: Execution and historical analysis of decision making	At or above expectation

Andrew M. Murstein, President and Chief Operating Officer:

Performance Metrics	Performance Target	Actual Performance as of December 31, 2019
Share price performance/Total shareholder return	10% increase	55% increase
Success and implementation of strategic initiatives	Qualitative: Strategic plans, capital raising, review of investment opportunities and new lines of business	At or above expectation
Individual performance	Qualitative: Execution and historical analysis of decision making	At or above expectation

Larry D. Hall, Senior Vice President and Chief Financial Officer:

Performance Metrics	Performance Target	Actual Performance as of December 31, 2019
Share price performance/Total shareholder return	10% increase	55% increase
Success and implementation of strategic initiatives	Qualitative: Strategic plans, capital raising, review of investment opportunities and new lines of business	At or above expectation
Individual performance	Qualitative: Execution and historical analysis of decision making	At or above expectation

Donald S. Poulton, President and Chief Executive Officer of Medallion Bank:

Performance Metrics	Performance Target	Actual Performance as of December 31, 2019
Share price performance/Total shareholder return	10% increase	55% increase
Consumer lending segments return on assets	3.5% (recreation) 2% (home improvement)	3.84% (recreation) 2.20% (home improvement)
Consumer lending segments return on equity	16% (recreation) 11% (home improvement)	17.19% (recreation) 10.22% (home improvement)
Consumer lending segments net charge-off ratio	3.5% (recreation) 1.5% (home improvement)	2.69% (recreation) 0.37% (home improvement)
Consumer lending segments portfolio growth	15% (recreation) 25% (home improvement)	20% (recreation) 35% (home improvement)
Success and implementation of strategic initiatives	Qualitative: Strategic plans, capital raising, review of investment opportunities and new lines of business	At or above expectation
Individual performance	Qualitative: Execution and historical analysis of decision making	At or above expectation

Alexander S. Travis, President of Medallion Capital, Inc.:

Performance Metrics	Performance Target	Actual Performance as of December 31, 2019
Share price performance/Total shareholder return	10% increase	55% increase
Commercial lending segments return on assets	3%	2.44%
Commercial lending segments return on equity	12%	12.21%
Commercial lending segments net charge-off ratio	4%	1.30%
Commercial lending segments portfolio growth	12%	11%
Success and implementation of strategic initiatives	Qualitative: Strategic plans, capital raising, review of investment opportunities and new lines of business	At or Above Expectation
Individual performance	Qualitative: Execution and historical analysis of decision making	At or Above Expectation

The 2020 equity grants, approved by the Compensation Committee and ratified by the Board of Directors, were made in February 2020 and vest in four equal annual installments over four years. Details are provided in the 2020 Grants of Plan-Based Awards and Outstanding Equity Awards at 2020 Fiscal Year-End on pages 36 and 38.

Benefits

The Company provides limited benefits and perquisites to NEOs. NEOs participate in the same benefits as employees, including the 401(k) Investment Plan.

Employee Benefits: NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees.

401(k) Plan: Since 1996, we have maintained our 401(k) Investment Plan which covers all our full- and part-time employees who have attained the age of 21 and have a minimum of thirty (30) days of service. Under the 401(k) Investment Plan, an employee may elect to defer not less than 1.0% of his or her total annual compensation, up to the applicable limits set forth in the Internal Revenue Code (the “Code”). Employee contributions are invested in various mutual funds, according to the direction of the employee. Once eligible full-time employees have completed a minimum of one (1) year of service and part-time employees have worked at least 500 hours, we match employee annual contributions to the 401(k) Investment Plan in an amount equal to one-third of the first 6% of an employee’s annual contributions, subject to legal limits.

Perquisites: We provide NEOs with perquisites that we and the Compensation Committee believe are reasonable and consistent with market practice to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

All of our NEOs are provided with a monthly car allowance, which allows such NEOs to visit clients. In addition, we provide Messrs. Alvin Murstein and Andrew M. Murstein each with a country club membership, social club memberships, incidental costs related to their automobiles such as parking and car insurance, and pay for their pro-rated use of our Company drivers, as well as long-term care insurance for Mr. Alvin Murstein. Effective April 30, 2021, (i) NEOs will no longer have personal use of a Company driver, unless a pro rata share of the cost for such personal use is reimbursed to the Company, (ii) one of the Company’s drivers was terminated, and (iii) the Company will not reimburse any NEO for any club memberships, except that Alvin Murstein will be reimbursed for one country club membership as set forth in his employment agreement. We believe that the perquisites provided for Messrs. Murstein reflect their roles and contributions to our overall organization. Attributed costs of the personal benefits for the NEOs for the fiscal year ended December 31, 2020 are included in the column titled “All Other Compensation” of the Summary Compensation Table on page 35.

Employment Agreements: We enter into new employment agreements with NEOs only when necessary or appropriate to attract or retain exceptional personnel. Any employment agreement with an executive officer (a) must be approved by the Compensation Committee; and (b) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority.

Our Compensation Committee authorized the various change in control and severance provisions under our NEO employment agreements in recognition of the importance to us and our shareholders of assuring that we have the continued dedication and full attention of our NEOs prior to and after the consummation of a change in control event. In addition to the foregoing, the provisions are intended to ensure that, if a possible change in control should arise and an NEO should be involved in deliberations or negotiations in connection with the possible change in control, such NEO would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interests and those of our shareholders, without concern for his position or financial well-being. Absent termination without cause or for good reason, or a change of control event, no NEO is entitled to either equity vesting acceleration or cash severance payments upon termination of employment. For quantification of these severance and change of control benefits, please see the discussion under “Executive Compensation – Potential Payments Upon Termination or Change-in-Control” on page 39.

ROLES OF THE COMPENSATION COMMITTEE, MANAGEMENT AND CONSULTANTS

Role of Compensation Committee

The Compensation Committee of the Board of Directors is responsible for evaluating and determining the compensation of our NEOs and our directors. This includes oversight of the executive compensation program for the CEO and other executive officers, including base salary, annual bonus, equity compensation and other benefits and perquisites. The Compensation Committee is comprised solely of independent directors and regularly meets in executive sessions without management. The full Board of Directors typically ratifies the Compensation Committee’s annual determination of NEO compensation.

The Compensation Committee has the sole authority and resources to obtain advice and assistance from internal and external legal and compensation consultants.

Role of Management

Our President and Chief Financial Officer, with the assistance of our human resources department, compile and provide information, make recommendations for the Compensation Committee’s consideration and assist in the management and administration of our executive and other benefit plans. Their responsibilities may include the following:

•	Recommending pay levels and equity grants and incentive awards for our other officers;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

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Providing information to the Compensation Committee, including but not limited to, information concerning (1) Company and individual performance, (2) the attainment of our strategic objectives, (3) the Common Stock ownership of each executive and his or her stock option and restricted stock holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our NEOs may attend the meetings of the Compensation Committee, at its request, but do not participate in meetings where their compensation is deliberated or approved.

Role of Compensation Consultant

The Compensation Committee has the authority to retain a compensation consultant to advise on executive compensation matters. For 2020, the Compensation Committee engaged Meridian to serve as independent advisor to the Committee. During 2020, Meridian provided advice and counsel to the Compensation Committee related to the equity share request, emerging trends, executive pay decisions and other matters related to executive compensation. Meridian reported directly to the Compensation Committee and attended meetings, including executive session, at the request of the Compensation Committee Chair. The Compensation Committee has reviewed Meridian’s services and determined that Meridian is independent with respect to the Commission’s standards and provides no other services to the Company other than compensation consulting.

POLICIES AND PRACTICES

Stock Ownership Guidelines

The Company’s Stock Ownership Guidelines were adopted in 2019 and amended in 2020 and seek to align the long-term financial interests of our executive officers and Board of Directors with the interests of our shareholders, promote our commitment to sound corporate governance and demonstrate our executive officers and directors commitment to the Company. Our Stock Ownership Guidelines apply to all executive officers and non-employee directors. An executive officer’s or director’s stock ownership guidelines is determined as a multiple of such individual’s annual base salary or cash retainer as follows:

Position	Value of Shares
Tier 1 Executives(1)	5x Annual Base Salary
Tier 2 Executives(2)	2x Annual Base Salary
Tier 3 Executives(3)	1x Annual Base Salary
Non-Employee Directors	3x Annual Cash Retainer

(1)	Tier 1 Executives includes the Chief Executive Officer and President of the Company.
(2)	Tier 2 Executives includes the Chief Financial Officer of the Company and the division head executive officers.
(3)	Tier 3 Executives includes the executive officers designated by the Board of Directors of the Company.

Shares that count towards the satisfaction of the Company’s Stock Ownership Guidelines include shares owned outright by an executive officer or director, or jointly with, or separately by, the individual’s immediate family members residing in the same household, time-based vesting restricted shares or restricted stock units whether or not vested, and vested but unexercised in-the-money stock options. Fifty percent of the net shares (shares received after tax withholding and any shares retained to satisfy transaction costs) of Company stock received as an equity award from the Company must be held until an executive officer or director has complied with the Company’s Stock Ownership Guidelines.

Compensation Recoupment (Clawback) Policy

The Company’s Compensation Recoupment Policy seeks to promote a culture of risk mitigation, integrity and accountability. The Compensation Recoupment Policy provides recoupment or clawback of incentive compensation in the event of a financial restatement or the employee’s detrimental conduct.

The Compensation Committee administers the Compensation Recoupment Policy and has the authority to interpret and implement the terms of such policy, exercise (or determine not to exercise) the powers granted to it thereunder, and make determinations under the policy.

No Repricing of Awards

Awards under the 2018 Plan may not be repriced without shareholder approval. For purposes of the 2018 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under generally accepted accounting principles, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.

Impact of Tax Treatment

While our general policy is to maximize the deductibility of compensation, it does not preclude awards or payments that are not fully deductible if, in our judgment, such awards and payments are necessary to achieve our compensation objectives and to protect shareholder interests.

Hedging Policy

The Company’s Code of Ethical Conduct and Insider Trading Policy prohibits any officers or directors of the Company or its subsidiaries, its other employees, consultants, contractors and investment advisors, as well as members of such persons’ immediate families and personal households (“Covered Persons”) from engaging in short sales of the Company’s securities and margin purchases. Covered Persons are also prohibited from investing in Company-based derivative securities, which includes (without limitation) trading in Company-based put or call option contracts, trading in straddles and the like, but does not include holding and exercising stock options or other derivative securities granted under the Company’s stock incentive plans.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Allan J. Tanenbaum, Chairman

John Everets

Cynthia A. Hallenbeck

Frederick A. Menowitz

Summary Compensation Table

The following table sets forth certain compensation paid, awarded or earned by (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our next three most highly compensated executive officers, collectively the NEOs, for the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)(1)	Stock Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Alvin Murstein	2020	890,696	195,972		122,484	122,494	139,199	(3)	1,470,845
Chairman, Chief Executive Officer and Director	2019	890,696	244,965		105,000	105,000	167,640		1,513,301
	2018	868,972	210,000		100,000	—	160,817		1,339,789

Andrew M. Murstein	2020	1,042,466	1,070,400		445,997	446,044	132,212	(4)	3,137,119
President, Chief Operating Officer and Director	2019	1,042,466	1,338,000		297,000	297,000	153,833		3,128,299
	2018	1,017,040	1,386,000		—	—	154,623		2,557,663

Larry D. Hall	2020	346,607	194,140		97,067	97,080	19,799	(5)	754,693
Senior Vice President and Chief Financial Officer	2019	336,512	194,140		80,000	80,000	27,799		718,451
	2018	328,305	175,000		75,000	—	27,124		605,429

Donald S. Poulton	2020	365,790	352,500	(6)	112,498	112,510	18,699	(7)	961,997
Chief Executive Officer and President of Medallion Bank	2019	355,137	225,000		65,000	65,000	17,599		727,736
	2018	344,793	255,000		50,000	—	17,171		666,964

Alexander S. Travis(8)	2020	328,250	46,875		31,249	31,252	17,699	(9)	455,325
President of Medallion Capital, Inc.	2019	325,000	62,500		25,000	25,000	17,296		454,796

(1)

This amount is the aggregate grant date fair value of restricted stock awards with respect to the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018 computed in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for all assumptions made in the valuation.

(2)

This amount is the aggregate grant date fair value of stock option awards with respect to the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018 computed in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for all assumptions made in the valuation.

(3)

All other compensation for Alvin Murstein for the fiscal year ended December 31, 2020 includes $38,150 for a country club membership, $38,186 for his pro-rated use of a Company driver, and our aggregate incremental costs attributable to a garage, car insurance, three social club memberships and long-term care insurance premiums paid by us for the benefit of Mr. Murstein and his spouse and amounts received pursuant to the matching program under our 401(k) Investment Plan. This driver was placed on furlough on May 11, 2020 and returned from furlough on August 3, 2020. Effective April 30, 2021, Mr. Murstein will no longer have personal use of a Company driver, unless a pro rata share of the cost for such personal use is reimbursed to the Company and Mr. Murstein will only be reimbursed for one country club membership as set forth in his employment agreement.

(4)

All other annual compensation for Andrew M. Murstein for the fiscal year ended December 31, 2020 includes $39,808 for a country club membership, $37,917 for his pro-rated use of a Company driver and our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance, a social club membership and amounts received pursuant to the matching program under our 401(k) Investment Plan. This driver was placed on furlough on May 11, 2020, returned from furlough on October 5, 2020, placed on furlough again on March 8, 2021 and terminated effective April 30, 2021. Effective April 30, 2021, Mr. Murstein will no longer have personal use of a Company driver, unless a pro rata share of the cost for such personal use is reimbursed to the Company and Mr. Murstein will no longer be reimbursed for any club memberships.

(5)

All other annual compensation for Larry D. Hall for the fiscal year ended December 31, 2020 includes amounts received as an annual commuting allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(6)	Includes a $50,000 one-time discretionary performance bonus paid in November 2020.
(7)

All other annual compensation for Donald S. Poulton for the fiscal year ended December 31, 2020 includes amounts received as a monthly car allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(8)

Alexander S. Travis was not a named executive officer of the Company for the fiscal year ended December 31, 2018 and therefore disclosure of the compensation information for that year is not required under the rules of the Commission.

(9)

All other annual compensation for Alexander S. Travis for the fiscal year ended December 31, 2020 includes amounts received as a monthly car allowance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

2020 Grants of Plan-Based Awards

Name	Grant Date	Stock Awards: Number of Shares (#)	Stock Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Alvin Murstein	02/17/2020	18,336			122,484
	02/17/2020		37,161	6.68	122,494

Andrew M. Murstein	02/17/2020	66,766			445,997
	02/17/2020		135,316	6.68	446,044

Larry D. Hall	02/17/2020	14,531			97,067
	02/17/2020		29,451	6.68	97,080

Donald S. Poulton	02/17/2020	16,841			112,498
	02/17/2020		34,132	6.68	112,510

Alexander S. Travis	02/17/2020	4,678			31,249
	02/17/2020		9,481	6.68	31,252

(1)

This amount is the grant date fair value of the restricted stock awards or stock option awards computed in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for all assumptions made in the valuation.

Narrative Discussion for Summary Compensation Table and 2020 Grants of Plan-Based Awards Table

Employment Agreements

In May 1996, Alvin Murstein, our Chairman and Chief Executive Officer, and Andrew M. Murstein, our President, entered into employment agreements with the Company, which were subsequently amended and restated in May 1998 and were further amended in April 2017 and December 2017. The agreements provide for a five-year term and automatically renew each year for a new five-year term unless either party provides notice to the other party of its intention not to extend the term beyond the then current five-year term. The agreements provide that Messrs. Murstein’s annual base salary shall be reviewed at least annually and may be increased, but not decreased, by the Compensation Committee from the then-current salary. The agreements also subject Messrs. Murstein to non-competition and non-solicitation obligations during their employment and for one year thereafter. The agreements provide for a severance payment in the event that we terminate their employment without cause (as defined in the agreements) or if they terminate their employment for good reason (as defined in the agreements). The severance payment is equal to the average of their salary, bonus and value of fringe benefits for the prior three fiscal years multiplied by the number of full and partial years remaining in the term of employment at the time of termination, plus any other damages including legal fees and/or acceleration of vesting of any unvested options. The agreements provide that if payments made to Messrs. Murstein are subject to an excise tax as excess parachute payments by the Code, we will gross up the compensation to fully offset the excise taxes. However, if the payment does not exceed the excise tax threshold by more than 10%, we will reduce the payment so that no portion of the payment is subject to excise tax and no gross-up would be made.

In March 2017, Larry D. Hall, our Chief Financial Officer, entered into a letter agreement with us, which has no termination date. Mr. Hall is entitled to a severance payment equivalent to his total compensation, which includes base salary, cash bonus and the cost of benefits and perquisites, for the prior fiscal year if we terminate his employment without cause (as defined in the agreement) or upon a change in control (as defined in the agreement) if he is not offered an equivalent position (in respect of pay or responsibilities) in connection therewith.

Donald S. Poulton, the President and Chief Executive Officer of Medallion Bank, entered into an agreement with the Company and Medallion Bank, which became effective on January 1, 2016. The agreement provides for a two-year term and automatically renews each year for a new two-year term unless either party terminates the agreement. Under the agreement, Mr. Poulton is entitled to an annual base salary of $325,000 with annual increases at a rate of no less than 3% of his then existing base salary. Mr. Poulton is also eligible to receive a discretionary bonus, provided, however, that if the return on equity, or ROE, and return on assets, or ROA, for Medallion Bank’s consumer lending products are similar to the ROE and ROA for such lines as the average for the 2014 and 2015 fiscal years, Mr. Poulton will receive a minimum bonus of $225,000. The agreement provides for a severance payment if Mr. Poulton’s employment is terminated by the Company without cause (as defined in the agreement) or on account of disability or by Mr. Poulton for good reason (as defined in the agreement) or, upon a change in control (as defined in the agreement), if the agreement is not assumed by the successor corporation or Mr. Poulton is not offered employment on similar terms; upon such termination other than a termination on account of disability, all unvested stock options or restricted shares of Mr. Poulton will become immediately vested and any forfeiture restrictions will lapse. Upon a change in control where the agreement is assumed by the successor corporation or Mr. Poulton is offered employment on similar terms, Mr. Poulton is entitled to receive a lump sum payment representing his base salary for the prior nine months. The agreement also includes non-competition and non-solicitation obligations during his employment and for 24 months thereafter, except such obligations do not apply following a termination of Mr. Poulton’s employment by the Company without cause or by Mr. Poulton for good reason, non-extension of the term by the Company or, for certain non-competition obligations, a termination on account of disability.

There is currently no employment agreement between Alexander S. Travis and the Company.

Outstanding Equity Awards at 2020 Fiscal Year-End

	Option Awards					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Alvin Murstein	—	37,161	(2)	6.68	2/17/2030	18,336	(3)	89,846
	8,725	26,174	(4)	6.55	3/21/2029	12,023	(5)	58,913
						7,593	(6)	37,206

Andrew M. Murstein	—	135,316	(2)	6.68	2/17/2030	66,766	(3)	327,153
	24,678	74,035	(4)	6.55	3/21/2029	34,008	(5)	166,639

Larry D. Hall	—	29,451	(2)	6.68	2/17/2030	14,531	(3)	71,202
	6,647	19,942	(4)	6.55	3/21/2029	9,160	(5)	44,884
						5,694	(6)	27,901

Donald S. Poulton	—	34,132	(2)	6.68	2/17/2030	16,841	(3)	82,521
	5,401	16,203	(4)	6.55	3/21/2029	7,443	(5)	36,471
						3,796	(6)	18,600

Alexander S. Travis	—	9,481	(2)	6.68	2/17/2030	4,678	(3)	22,922
	2,077	6,232	(4)	6.55	3/21/2029	2,863	(5)	14,029

(1)	The market value of shares of stock that have not vested was calculated by using the closing price of the Company’s Common Stock on December 31, 2020, which was $4.90.
(2)

One fourth of these stock option awards vested on February 17, 2021, one fourth will vest on February 17, 2022, one fourth will vest on February 17, 2023, and the remaining one fourth will vest on February 17, 2024.

(3)

One fourth of these shares of restricted stock awards vested on February 17, 2021, one fourth will vest on February 17, 2022, one fourth will vest on February 17, 2023, and the remaining one fourth will vest on February 17, 2024.

(4)	One third of these stock option awards vested on February 14, 2021, one third will vest on February 14, 2022 and the remaining one third will vest on February 14, 2023.
(5)	One third of these shares of restricted stock vested on February 14, 2021, one third will vest on February 14, 2022 and the remaining one third will vest on February 14, 2023.
(6)	These shares of restricted stock vested on February 20, 2021.

2020 Option Exercises and Stock Vested

The following table sets forth certain information concerning stock options exercised and stock vested during the last fiscal year for our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alvin Murstein	—	—	4,008	26,773
	—	—	7,593	53,303
Andrew M. Murstein	—	—	11,336	75,724
Larry D. Hall	—	—	3,054	20,401
	—	—	5,695	39,979
Donald S. Poulton	—	—	2,481	16,573
	—	—	3,797	26,655
Alexander S. Travis	—	—	954	6,373

Potential Payments Upon Termination or Change-in-Control

The following table sets forth information regarding potential payments to be made to the NEOs following an employment termination or change of control. Amounts in the table assume an employment termination or change in control on December 31, 2020.

Name	Termination Without Cause ($)		Termination by Officer for Good Reason (Not Involving Change of Control) ($)		Disability ($)		Change of Control - Termination without Cause or for Good Reason or due to Change in Employment ($)		Change of Control - Employment Agreement Assumed By New Owner ($)
Alvin Murstein
Severance	5,626,286	(1)	—		—		5,626,286	(1)	—
Other Benefits	—	(1)	—		—		—	(1)	—

Andrew M. Murstein
Severance	10,907,824	(2)	—		—		10,907,824	(2)	—
Other Benefits	—	(2)	—		—		—	(2)	—

Larry D. Hall
Severance	578,079	(3)	—		—		578,079	(3)	—
Other Benefits	—		—				—		—

Donald S. Poulton
Severance	457,238	(4)	457,238	(4)	182,895	(5)	457,238	(4)	274,343	(6)
Other Benefits	158,214	(7)	158,214	(7)	10,311	(8)	158,214	(7)	—

Alexander S. Travis
Severance	—		—		—		—		—
Other Benefits	—		—		—		—		—

(1)

Alvin Murstein would be entitled to an amount in a lump sum equal to the remainder of the salary, bonus and value of the fringe benefits which he would otherwise have been entitled to receive for the balance of his current employment term, which expires on May 29, 2025 (calculated by multiplying the average of his salary, bonus and value of the fringe benefits for the prior three fiscal years by the fractional number of years remaining on his employment term) and all stock options previously granted and unvested would immediately vest. The severance amount in the table was calculated based on the average of his salary, bonus and value of his fringe benefits for the fiscal years ended December 31, 2020, 2019 and 2018. The value of Mr. Murstein’s fringe benefits includes $107,262 for a car lease, $187,246 for a country club membership, $173,176 for his pro-rated use of our driver, $77,613 for health insurance, our aggregate incremental costs attributable to a garage, car insurance, three social club memberships, long-term care insurance premiums paid by us for the benefit of Mr. Murstein and his spouse and amounts received pursuant to the matching program under our 401(k) Investment Plan. As of December 31, 2020, Mr. Murstein has 37,161 unvested stock options with an exercise price of $6.68 per share and 26,174 unvested stock options with an exercise price of $6.55 per share. The value associated with vesting of stock options that have not vested as of December 31, 2020 is calculated by using the closing price of the Company’s Common Stock on December 31, 2020, which was $4.90 and therefore no value is included as the exercise prices of such stock options exceed the closing price.

(2)

Andrew M. Murstein would be entitled to an amount in a lump sum equal to the remainder of the salary, bonus and value of the fringe benefits which he would otherwise have been entitled to receive for the balance of his current employment term, which expires on May 29, 2025 (calculated by multiplying the average of his salary, bonus and value of the fringe benefits for the prior three fiscal years by the fractional number of years remaining on his employment term) and all stock options previously granted and unvested would immediately vest. The severance amount in the table was calculated based on the average of his salary, bonus and value of his fringe benefits for the fiscal years ended December 31, 2020, 2019 and 2018. The value of Mr. Murstein’s fringe benefits includes $266,034 for his pro-rated use of our driver, $95,440 for a car lease, $68,784 for a garage, $122,530 for a country club membership, $106,136 for health insurance, our aggregate incremental costs attributable to car maintenance, car insurance, a social club membership and amounts received pursuant to the matching program under our 401(k) Investment Plan. As of December 31, 2020, Mr. Murstein has 135,316 unvested stock options with an exercise price of $6.68 per share and 74,035 unvested stock options with an exercise price of $6.55 per share. The value associated with vesting of stock options that have not vested as of December 31, 2020 is calculated by using the closing price of the Company’s Common Stock on December 31, 2020, which was $4.90 and therefore no value is included as the exercise prices of such stock options exceed the closing price.

(3)

Larry D. Hall would be entitled to an amount in a lump sum equal to his total compensation for the prior fiscal year. The severance amount in the table was calculated based on his salary and bonus for the fiscal year ended December 31, 2020, and value of his fringe benefits as of December 31, 2020. The value of Mr. Hall’s fringe benefits includes amounts received as an annual commuting allowance, our aggregate incremental costs attributable to health insurance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(4)

Donald S. Poulton would be entitled to an amount in a lump sum equal to his salary for the balance of his current employment period, which expires on December 31, 2021, and two weeks’ base salary for each year employed, up to three months, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2020.

(5)

Donald S. Poulton would be entitled to continuation of his base salary for six months following a termination on account of disability, subject to his execution of a release of claims in favor of the Company and its affiliates. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2020.

(6)

Donald S. Poulton would be entitled to an amount in a lump sum equal to nine months’ salary upon the occurrence of a change in control (as defined in Mr. Poulton’s employment agreement) if Mr. Poulton’s employment agreement is assumed by the successor corporation or Mr. Poulton is offered employment on similar terms to the terms of Mr. Poulton’s employment agreement. The severance amount in the table was calculated based on his salary for the fiscal year ended December 31, 2020.

(7)

Donald S. Poulton would be entitled to receive his health benefits for the balance of his current employment term, all stock options previously granted would become immediately vested and exercisable, and not subject to any clawback, and all restricted stock previously granted would become immediately vested and not subject to forfeiture or clawback. As of December 31, 2020, Mr. Poulton has 34,132 unvested stock options with an exercise price of $6.68 per share, 16,203 unvested stock options with an exercise price of $6.55 per share and 28,080 unvested shares of restricted stock. The value associated with vesting of restricted stock previously granted that have not vested as of December 31, 2020 is $137,592, calculated by using the closing price of the Company’s Common Stock on December 31, 2020, which was $4.90. The value associated with vesting of stock options that have not vested as of December 31, 2020 is calculated by using the closing price of the Company’s Common Stock on December 31, 2020, which was $4.90 and therefore no value is included as the exercise prices of such stock options exceed the closing price.

(8)	Donald S. Poulton would be entitled to receive his health benefits for the six months following a termination on account of disability.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of Alvin Murstein, our Chief Executive Officer, or the CEO, and the annual total compensation of our employees. We believe the pay ratio is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2020, our last completed fiscal year, the median of the annual total compensation of all of our employees, excluding the CEO, was $69,883. The annual total compensation of the CEO, as reported in the Summary Compensation Table included in this proxy statement, was $1,470,845. Based on this information, for 2020, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all of our employees was 21 to 1.

We determined that, as of December 31, 2020, our employee population, excluding the CEO, consisted of approximately 187 individuals. The employee workforce consists of full-time, part-time, seasonal and temporary employees. For purposes of measuring the compensation of the employees, we selected total taxable earnings reported on each employee’s W-2 for the year ended December 31, 2020 as the most appropriate measure of compensation, which was consistently applied to all the employees included in the calculation. With respect to the total annual compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation reflected above.

Compensation Risk Assessment

We conducted a risk review of our compensation programs and concluded they do not promote excessive risk taking. Our total compensation program is designed to support a strong risk management culture and incorporates risk mitigating strategies that include balance of performance metrics that focus on both short and long-term performance and discretion that allows the Compensation Committee to consider broader performance. We also implemented a new recoupment policy to provide the ability to recover compensation in the event of a financial restatement or the employee’s detrimental conduct.

DIRECTOR COMPENSATION

Non-employee directors are paid the amounts set forth in the below table for each year of service, paid in quarterly installments. Additionally, non-employee directors are reimbursed for expenses relating to their services and granted $25,000 worth of restricted stock units for each year of service under the 2018 Plan.

Role	Director Compensation
Board Member (Base)	$75,000

Committee Chairs (Additional)
Audit Committee	$15,000
Compensation Committee	$12,000
Nominating and Governance Committee	$9,000
Investment Oversight Committee	$38,000

Committee Member (Additional)
Audit Committee	$7,500
Compensation Committee	$6,000
Nominating and Governance Committee	$5,000
Investment Oversight Committee	$18,000

Employee directors do not receive any additional compensation for their service on the Board of Directors. Our employee directors are eligible to participate in our 401(k) Investment Plan and the 2018 Plan. We do not provide any pension or retirement plan with respect to our non-employee directors.

Non-employee directors are eligible to participate in our 2018 Plan. The Company has the ability to grant various types of awards to non-employee directors, including without limitation, stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards or awards that may be settled in or based upon our Common Stock. Under the 2018 Plan, although we do not currently have mandatory annual grants to non-employee directors, each non-employee director will be granted $25,000 worth of restricted stock units for each year of service, as described above.

Prior to the 2018 Plan, the Company maintained the 2015 Non-Employee Director Stock Option Plan and the First Amended and Restated 2006 Non-Employee Director Stock Option Plan, both of which are no longer used for new awards (i.e. no options are available for issuance under these plans), although vested and unvested options remain outstanding under these plans.

The following table sets forth certain compensation information for our non-employee directors for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(1)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Independent Directors
Henry L. Aaron(4)	21,500	25,000	—	—	46,500
John Everets	89,250	25,000	—	—	114,250
Cynthia A. Hallenbeck	46,375	25,000			71,375
Frederick A. Menowitz	93,400	25,000	—	—	118,400
Allan J. Tanenbaum	121,500	25,000	—	—	146,500

Non-Independent Director
David L. Rudnick	85,380	25,000	—	—	110,380

(1)	This amount is the aggregate grant date fair value of restricted stock units with respect to the fiscal year ended December 31, 2020 computed in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for all assumptions made in the valuation.
(2)

This amount is the aggregate grant date fair value of stock option awards with respect to the fiscal year ended December 31, 2020 computed in accordance with FASB ASC Topic 718. See Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for all assumptions made in the valuation.

(3)	The following table sets forth each non-employee director’s outstanding restricted stock units and option awards at fiscal year-end.

Name	Outstanding Restricted Stock Units (#)	Outstanding Option Awards (#)
Independent Directors
Henry L. Aaron	0	0
John Everets	13,120	11,333
Cynthia A. Hallenbeck	7,912	0
Frederick A. Menowitz	7,912	21,000
Allan J. Tanenbaum	13,120	6,333

Non-Independent Director
David L. Rudnick	13,120	21,000

(4)	Mr. Aaron no longer serves on the Board of Directors effective June 19, 2020.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2020, concerning shares of Common Stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	951,669	(1)	$6.41	862,069
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	951,669	(1)	$6.41	862,069

(1)

This number includes 908,003 shares of Common Stock to be issued upon the exercise of outstanding options under the 2018 Equity Incentive Plan, 8,000 shares of Common Stock to be issued upon the exercise of outstanding options under the 2006 Employee Stock Option Plan, 18,000 shares of Common Stock to be issued upon the exercise of outstanding options under the First Amended and Restated 2006 Non-Employee Director Stock Option Plan and 17,666 shares of Common Stock to be issued upon the exercise of outstanding options under the 2015 Non-Employee Director Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Mr. Everets, Ms. Hallenbeck, Mr. Menowitz and Mr. Tanenbaum.

No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was our officer or employee at any time during the year ended December 31, 2020. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK REPURCHASE PROGRAM

Under our stock repurchase program previously authorized by our Board of Directors, up to $22,874,509 of shares of Common Stock remain authorized for repurchase under the program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Jeffrey Rudnick, the son of our director, David Rudnick, was an officer of LAX Group, LLC, or LAX, one of our equity investments that sold its assets in December 2020. In 2020, Mr. Rudnick received a salary from LAX of $175,796 per year, which effective February 2020, was increased to $177,554 per year and was subsequently reduced to $133,166 in April 2020 due to the effects of the COVID-19 pandemic. Mr. Rudnick also received certain equity from LAX consisting of 10% ownership in LAX Class B stock, vesting at 3.34% per year; 5% of any new equity raised from outside investors at a valuation of $1.5 million or higher; and 10% of LAX’s profits as a year-end bonus. In addition, Mr. Rudnick provided consulting services to us directly for a monthly retainer of $4,200. Effective March 1, 2021, Mr. Rudnick serves as our Senior Vice President at a salary of $195,000 per year and no longer provides consulting services to us.

Our subsidiary RPAC Racing, LLC has an agreement with minority shareholder Richard Petty, in which it makes an annual payment of $700,000 for services provided to the entity. In addition, RPAC Racing, LLC has a note payable to a trust controlled by Mr. Petty in the principal amount of $7,442,000 that earns interest at an annual rate of 2% through March 2022, none of which has been paid to date.

In the 2019 second quarter, RPAC entered into a sponsorship agreement with Victory Junction, a 501(c)(3) public charity of which Richard Petty is a board member, for $7,000,000 of sponsorship payments to RPAC during the 2019 race car season, of which $5,600,000 was subsequently earned and received in 2019, and the balance was written off as it was not expected to be received.

Applicable banking regulations place certain restrictions on the transactions that Medallion Bank may conduct with its affiliates. Applicable Small Business Administration, or SBA, regulations require that our Small Business Investment Company, or SBIC, subsidiaries cannot enter into certain transactions without the SBA’s prior written approval and that Freshstart and Medallion Capital cannot dispose of assets to an affiliate without the SBA’s prior written approval. The SBA has also required that Medallion Capital obtain the SBA’s prior written approval for purchases of portfolio securities from an affiliated entity. In addition, as a condition to exemptive relief that we received from the Commission in May 1996, we and our SBIC subsidiaries are required to obtain the SBA’s prior written approval for purchases and sales of portfolio securities between each other and for us to acquire the securities of our SBIC subsidiaries.

Our Board of Directors also recognizes that transactions with affiliates and other related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Therefore, we maintain a Related and Affiliated Party Transactions Policy that requires management to ensure no transactions with affiliates or related party transactions occur unless the Board of Directors has been briefed on the transaction and has approved the proposed transaction by the required majority. The Board of Directors may, in its sole discretion, approve or deny any transactions with affiliates or related party transactions and approval may be conditioned upon any other actions the Board of Directors deems appropriate. Failure to follow the approval process can lead to disciplinary action including termination.

OTHER MATTERS OF BUSINESS

We are not aware of any business to be acted upon at the Annual Meeting other than that which is set forth in this proxy statement. In the event that any other business requiring the vote of shareholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2020 with the Commission on March 16, 2021. Shareholders may obtain a copy of this report, without charge, by calling us at 1-877-MEDALLION or writing to Marisa T. Silverman, Chief Compliance Officer, General Counsel and Secretary, at our principal offices located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, including shareholder nominations for candidates for election as directors, the written proposal must be received by us no later than December 31, 2021. Such proposal will also need to comply with the Commission regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than March 15, 2022.

By Order of the Board of Directors,

MARISA T. SILVERMAN,

Secretary

April 30, 2021

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

ANNUAL MEETING OF SHAREHOLDERS OF MEDALLION FINANCIAL CORP. June 17,2021 PROXY VOTING INSTRUCTIONS INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible. VOTING AT THE MEETING – You may vote your share by attending the Annual Meeting at the unique link sent to you following registration. In order to attend the Annual Meeting, you must register before 11:59 p.m. Eastern Time on June 14, 2021 at http://viewproxy.com/Medallionfinancial/2021/. GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, cutter and paper waste. Enroll Today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement and 2020 Annual Report to shareholders are available at: https://www.proxydocs.com/MFIN Please detach along perforated line and mail in the envelope provided IF you are not via telephone or the Internet. 20230300000000001000 3 061721 THE BOARD OF DRECTORS RECOMMENDS A VOTE FOR ITEMS 1,2, AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED EVNELOPE. PLEASE MARK YOUR VOTE IN BLUR OF BLACK INK AS SHOWN HERE Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Frederick A. Menowitz David L. Rudnick Proposal to ratify the appointment of Mazars USA LLP as Medallion Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2021 Proposal to approve a non-binding advisory resolution to approve the 2020 compensation of Medallion Financial Corp.’s named executive officers, as described in the proxy statement In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. I f the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MEDALLION FINANCIAL CORP. ANNUAL MEETING OF SHAREHOLDERS—JUNE 17, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Andrew The Murstein undersigned, and having Marisa received Silverman, notice and of each the meeting of them, and as proxies the proxy for statement, the undersigned, hereby appoints with full power of substitution to act and to vote all the shares of Common Stock of Medallion Financial Corp. held of record by the undersigned on April 19, 2021, the record date, at the annual meeting of shareholders to be held via live webcast on the 17th day of June 2021, at 10:00 a.m., Eastern Time, or any adjournment thereof by visiting the unique link provided to you following registration. In order to attend the Annual Meeting, you must register before 11:59 p.m. Eastern Time on June 14, 2021 at http://viewproxy.com/Medallionfinancial/2021/. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. IMPORTANT—PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE. 1.1 14475 0